Exhibit (23)-2
                                                         Unicom Corporation
                                                         Form S-8
                                                         File No. 33-



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated March 18, 1994 included or incorporated by reference in Commonwealth Edison Company's Annual Report on Form 10-K for the year ended December 31, 1993 (as amended by the Form 10-K/A-1 filed on August 31, 1994); our reports dated May 11, 1994 and August 9, 1994, included in Commonwealth Edison Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1994 and June 30, 1994 (as amended by the Form 10-Q/A-1 filed on August 19, 1994), respectively; our report dated November 8, 1994, included in Unicom Corporation's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1994; and our report dated March 18, 1994 included in Commonwealth Edison Company's Current Report on Form 8-K/A-1 dated January 28, 1994. We also hereby consent to all references to our Firm included in this Form S-8 Registration Statement.




                                                    ARTHUR ANDERSEN LLP






          Chicago, Illinois
          December 21, 1994